Exhibit 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Jim Raabe (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES FIRST QUARTER 2009 RESULTS

Company Reports Positive Operating Income and Cash Flow for the Quarter

MINNEAPOLIS – (April 29, 2009) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, today announced results for the fiscal 2009 first quarter ended April 4, 2009. Net sales for the quarter totaled $139.6 million, a decrease of 17 percent compared to $168.2 million in the first quarter of 2008. The company reported first quarter operating income of $0.3 million, an $11.3 million improvement compared to the first quarter of 2008. First quarter net loss was $2.7 million, or $0.06 per diluted share, compared to a net loss of $7.1 million, or $0.16 per diluted share, in the first quarter of 2008.

“During the quarter, we achieved our goals of significantly improving operating performance and generating positive cash flow, despite continued difficult economic conditions and a weak sales environment,” said Bill McLaughlin, president and CEO, Select Comfort Corporation. “Our year-over-year improvement reflects the first steps of successfully implementing our key priorities, which include more closely aligning costs with anticipated sales, re-igniting the Sleep Number brand and preserving cash.”

McLaughlin noted that during the quarter, the company continued to take significant actions with respect to its stated priorities, including:

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Select Comfort Announces First Quarter 2009 Results – Page 2 of 10

Cost Reduction

•	Reduced general and administrative expenses in the quarter by $2.8 million on a year-over-year basis, and reported G&A expenses as a percent of net sales of 9.6 percent, flat with the prior year;
•

Closed 30 stores during the quarter, with plans to close another 25 stores by the end of 2009. These actions, cumulatively, are expected to reduce fixed store costs by approximately $10.0 million in 2009;

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Made significant progress on 2009 supply-chain restructuring initiatives that drive savings of more than $6.0 million in 2009, including logistics resizing and closing the company’s Omaha, Neb., facility; and

•	Reduced first quarter marketing expense as a percent of net sales from 24.6 percent in 2008 to 17.8 percent in 2009, a 6.8 percentage point improvement.

Reigniting the Sleep Number Brand

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Re-launched the entire Sleep Number bed line, which contributes to an annual product cost reduction of $10.0 million, improves product quality, and focuses on price points below $1,500 to provide a broader entry-level selection of products and a clear step-up strategy for consumers;

•

Realized positive return on investment from the test of a new local radio campaign, which highlights the differentiated benefits of the Sleep Number bed and the location of the company’s retail stores; and

•	Demonstrated the continued strength of the Sleep Number brand and value proposition through an extremely successful sales performance on a one-day QVC “Today’s Special Value” promotion.

Preserving Cash

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Significantly reduced capital expenditures in the quarter by suspending store openings and discontinuing major IT projects. Capital expenditures in the first quarter of 2009 were $1.2 million compared with $10.3 million in the prior-year period.

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Select Comfort Announces First Quarter 2009 Results – Page 3 of 10

“Our progress during the first quarter affirms that we have the right strategies in place for 2009,” McLaughlin continued. “While we have accomplished a great deal during the past several months, the Select Comfort team continues to pursue incremental ways to reduce costs, sustain and build our brand, and preserve cash. We believe these efforts also will significantly strengthen the company’s prospects for future success when an economic recovery ultimately takes hold.”

First Quarter Summary

During the first quarter, retail sales declined 17 percent, with same-store sales declining 14 percent. First quarter e-commerce and direct-marketing sales each decreased 34 percent. Wholesale sales increased 14 percent in the period, driven by significantly higher sales through QVC.

First quarter gross profit margin was 58.6 percent, up 1.0 percentage point from 57.6 percent in the prior-year period and 2.7 percentage points on a sequential basis from 55.9 percent in the fourth quarter. The year-over-year improvement reflects improved efficiencies in manufacturing, offset by a more aggressive promotion strategy to generate store traffic and drive sales.

Sales and marketing costs in the first quarter of 2009 decreased by 26 percent to $67.3 million or 48.2 percent of net sales. This compares to $90.6 million, or 53.9 percent of net sales in the prior-year period. General and administrative expenses were $13.3 million in the first quarter, or 9.6 percent of net sales. This compares to $16.2 million, or 9.6 percent of net sales, in the first quarter of 2008.

Cash flows from operating activities were $24.1 million in the first quarter of 2009, which included a $23.0 million tax refund associated with prior-year losses. This compares to operating cash flow in the first quarter of 2008 of $14.6 million. The company reduced capital expenditures to $1.2 million in the first quarter of 2009, compared to $10.3 million in the first quarter of 2008. As of April 4, 2009, cash and cash equivalents totaled $3.1 million, cash restricted under debt agreements totaled $23.0 million, and outstanding borrowings under the company’s revolving credit facility totaled $74.3 million. Subsequent to the end of the first quarter, the $23.0 million tax refund that previously had been restricted was used to pay down debt, and current availability of debt under the company’s credit facility was reduced by $18 million.

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Select Comfort Announces First Quarter 2009 Results – Page 4 of 10

Outlook

“We expect the economy and consumer confidence to remain weak for the balance of the year,” said Jim Raabe, senior vice president and CFO, Select Comfort Corporation. “Historically, the second quarter is the seasonal low point for sales, and we believe that our 2009 second quarter will be consistent with that trend. This will pressure operating income, and we expect a net loss in the second quarter that will exceed the net loss we experienced during the first quarter. We also expect negative cash flow performance during the second quarter. For the full year 2009, we continue to anticipate positive free cash flow and moderately improved bottom-line results compared with 2008, excluding the $61.4 million of deferred tax valuation allowance and asset impairments incurred in 2008.”

Financial Position

The company continues to operate under and rely on short-term waivers to comply with certain ongoing bank covenants. During the fourth quarter of 2008 and first quarter of 2009, it entered into amendments to its existing credit agreement and has continued to operate under its borrowing limits as a result of modifications to that agreement. The current amendment under which the company is operating remains in effect through May 8, 2009.

As previously stated, the seasonally low second quarter is expected to increase cash requirements, which will require continued support and future accommodations from the company’s bank syndicate. The company has worked closely and cooperatively with its bank syndicate over the past several quarters and expects to continue to do so during the coming months. The company also continues to pursue a range of strategic and financing alternatives to enhance both its short-term and long-term financial flexibility. While the company cannot provide assurance that it will be successful in these pursuits, any strategic or financing alternative has the potential to increase the company’s cost of capital and/or be dilutive to existing shareholders.

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Select Comfort Announces First Quarter 2009 Results – Page 5 of 10

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) April 29, 2009. To listen to the call, please dial (888) 972-6711 (international participants dial (210) 234-0123) and reference the passcode “Sleep.” To access the Webcast, please visit the investor relations area of the Select Comfort Web site.

A replay will remain available until midnight Eastern Time, May 8, 2009, by dialing (402) 280-1657. The Webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago, Select Comfort Corporation is the nation’s leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its approximately 440 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources, and the cost of credit or other capital resources necessary to finance operations; the risk of non-compliance with financial covenants under our bank line of credit and the risk that we may not be successful in obtaining continuing waivers or other financial accommodations from our lenders; the potential need to obtain additional capital through the issuance of debt or equity securities, which may significantly increase our costs or dilute our existing shareholders, and the risk that we may not be successful in obtaining additional capital that may be needed; current general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts;

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Select Comfort Announces First Quarter 2009 Results – Page 6 of 10

consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several sole source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, including new flammability standards for the bedding industry and new safety standards for consumer products, which have or will add product cost pressures and have or will require implementation of systems and manufacturing process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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(1) Top 25 Bedding Retailers, Furniture/Today, August 2008.

Select Comfort Announces First Quarter 2009 Results – Page 7 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	April 4, 2009	% of Net Sales	March 29, 2008	% of Net Sales

Net sales	$139,614	100.0%	$168,165	100.0%
Cost of sales	57,830	41.4%	71,239	42.4%
Gross profit	81,784	58.6%	96,926	57.6%

Operating expenses:
Sales and marketing	67,313	48.2%	90,600	53.9%
General and administrative	13,345	9.6%	16,161	9.6%
Research and development	486	0.3%	874	0.5%
Asset impairment charges	378	0.3%	333	0.2%
Total operating expenses	81,522	58.4%	107,968	64.2%
Operating income (loss)	262	0.2%	(11,042)	(6.6%)
Interest expense / other	(1,770)	(1.3%)	(246)	(0.1%)
Loss before income taxes	(1,508)	(1.1%)	(11,288)	(6.7%)
Income tax expense (benefit)	1,187	0.9%	(4,155)	(2.5%)
Net loss	$(2,695)	(1.9%)	$(7,133)	(4.2%)

Net loss per share – basic	$(0.06)		$(0.16)

Net loss per share – diluted	$(0.06)		$(0.16)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	44,692		44,058
Effect of dilutive securities:
Options	—		—
Restricted shares	—		—
Diluted weighted-average shares outstanding[1]	44,692		44,058

1For the three months ended April 4, 2009 and March 29, 2008, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Select Comfort Announces First Quarter 2009 Results – Page 8 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

subject to reclassification

	(unaudited) April 4, 2009	January 3, 2009
Assets
Current assets:
Cash and cash equivalents	$3,121	$13,057
Restricted cash	23,043	—
Accounts receivable, net of allowance for doubtful accounts of $590 and $713, respectively	7,336	4,939
Inventories	17,072	18,675
Income taxes receivable	3,834	25,900
Prepaid expenses	6,965	4,109
Deferred income taxes	1,155	1,323
Other current assets	647	1,150
Total current assets	63,173	69,153
Property and equipment, net	48,823	53,274
Deferred income taxes	4,418	5,941
Other assets	7,107	7,045
Total assets	$123,521	$135,413

Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$74,300	$79,150
Accounts payable	36,812	40,274
Customer prepayments	9,441	11,480
Accruals:
Sales returns	4,200	2,744
Compensation and benefits	13,859	14,575
Taxes and withholding	3,705	2,938
Other current liabilities	7,014	8,526
Total current liabilities	149,331	159,687

Non-current liabilities:
Warranty liabilities	5,819	5,956
Capital lease obligations	479	621
Other long-term liabilities	11,105	10,779
Total non-current liabilities	17,403	17,356
Total liabilities	166,734	177,043

Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 45,240 and 44,962 shares issued and outstanding, respectively	452	450
Additional paid-in capital	5,527	4,417
Accumulated deficit	(49,192)	(46,497)
Total shareholders’ deficit	(43,213)	(41,630)
Total liabilities and shareholders’ deficit	$123,521	$135,413

Select Comfort Announces First Quarter 2009 Results – Page 9 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Three Months Ended
	April 4, 2009	March 29, 2008

Cash flows from operating activities:
Net loss	$(2,695)	$(7,133)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,824	5,858
Stock-based compensation	1,020	813
Disposals and impairments of assets	378	339
Excess tax benefits from stock-based compensation	—	(2)
Changes in deferred income taxes	1,691	(1,658)
Change in operating assets and liabilities:
Accounts receivable	(2,397)	11,414
Inventories	1,603	6,862
Income taxes receivable	22,066	(1,927)
Prepaid expenses and other assets	(2,634)	3,279
Accounts payable	2,170	(4,777)
Customer prepayments	(2,039)	972
Accrued sales returns	1,456	(295)
Accrued compensation and benefits	(716)	2,607
Accrued taxes and withholding	767	(888)
Warranty liabilities	(186)	(59)
Other accruals and liabilities	(1,205)	(796)
Net cash provided by operating activities	24,103	14,609

Cash flows from investing activities:
Purchases of property and equipment	(1,239)	(10,274)
Investments in restricted cash	(23,043)	—
Net cash used in investing activities	(24,282)	(10,274)

Cash flows from financing activities:
Net decrease in short-term borrowings	(9,849)	(5,591)
Proceeds from issuance of common stock	92	178
Excess tax benefits from stock-based compensation	—	2
Net cash used in financing activities	(9,757)	(5,411)

Decrease in cash and cash equivalents	(9,936)	(1,076)
Cash and cash equivalents, at beginning of period	13,057	7,279
Cash and cash equivalents, at end of period	$3,121	$6,203

Select Comfort Announces First Quarter 2009 Results – Page 10 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended
	April 4, 2009		March 29, 2008

Percent of sales:
Retail	79.1%		78.7%
Direct	6.0%		7.5%
E-Commerce	5.5%		6.9%
Wholesale	9.4%		6.9%
Total	100.0%		100.0%

Sales growth rates:
Comparable-store sales[1]	(14%	)	(25%	)
Net closed stores/other	(3%	)	5%
Retail total	(17%	)	(20%	)
Direct	(34%	)	(32%	)
E-Commerce	(34%	)	(19%	)
Wholesale	14%		(37%	)
Total	(17%	)	(22%	)

Stores open:
Beginning of period	471		478
Opened	0		7
Closed	(30)		(4)
End of period	441		481

Retail partner doors	838		774

Other metrics:
Average sales per store ($ in 000’s)[1]	$965		$1,228
Average sales per square foot ($s)[1]	$671		$942
Stores > $1 million net sales[1]	44%		67%
Average mattress sales per mattress unit (Q1 Company-owned channels; $s)	$1,666		$1,630

1Trailing twelve months for stores open at least one year.